As filed with the Securities and Exchange Commission on June 18, 2009

Registration No. 333-143793

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2
ON
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIGSTRING CORPORATION
(Name of small business issuer in its charter)

Delaware	7389	20-0297832
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

 157 Broad Street
Suite 109
Red Bank, New Jersey 07701
(732) 741-2840
(Address and telephone number of principal executive offices and principal place of business)

Darin M. Myman
157 Broad Street
Suite 109
Red Bank, New Jersey 07701
(732) 741-2840
(Name, address and telephone number of agent for service)

Copies of all communications to:

Paul T. Colella, Esq.
Giordano, Halleran & Ciesla, P.C.
125 Half Mile Road, P.O. Box 190
Middletown, New Jersey 07748
(732) 741-3900

Approximate date of commencement of proposed sale to the public:  Not Applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

This Post-Effective Amendment No. 1 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

We originally registered 25,932,559 shares of our common stock pursuant to the Registration Statement on Form SB-2 (File No. 333-143793), filed with the Securities and Exchange Commission  on June 15, 2007, as amended on July 31, 2007, August 30, 2007, October 12, 2007 and October 30, 2007, and subsequently declared effective by the Securities and Exchange Commission on November 13, 2007.  The shares were registered to permit resales of such shares by certain selling stockholders named in the Registration Statement.

Pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, we are seeking to deregister those shares of common stock that were registered pursuant to the Registration Statement and remain unsold thereunder.  Therefore, in accordance with our undertaking contained in Part II of the Registration Statement, we hereby respectfully request that the Securities and Exchange Commission remove from registration those shares of common stock that were registered pursuant to the Registration Statement and remain unsold thereunder.  The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form SB-2 on Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Red Bank, State of New Jersey, on June 18, 2009.

BIGSTRING CORPORATION

By:	/s/ Darin M. Myman
Darin M. Myman
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 was signed by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

/s/ Darin M. Myman Darin M. Myman	President, Chief Executive Officer and Director (Principal Executive Officer)	June 18, 2009

/s/ Robert DeMeulemeester Robert DeMeulemeester	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	June 18, 2009

/s/ Adam M. Kotkin Adam M. Kotkin	Chief Operating Officer and Director	June 18, 2009